SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, For use of the Commission only (as permitted by Rule 14a-6(e) (2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Section 240.14a-12

Blackwater Midstream Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BLACKWATER MIDSTREAM CORP.

660 LaBauve Drive

Westwego, Louisiana, 70094

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held September 12, 2011

To the Stockholders of:

Blackwater Midstream Corp.,

Notice is hereby given that the Annual Meeting (the “Meeting”) of the Stockholders of Blackwater Midstream Corp. (the “Company”) will be held on September 12, 2011 at 9:00 a.m. local time at the Omni Royal Orleans Hotel, 621 St. Louis Street, New Orleans, LA 70140.  The Meeting is called for the following purpose:

1.	To elect five members to the Board of Directors;

2.	To ratify the appointment of MaloneBailey, LLP as the independent auditors of the Company for the fiscal year ending March 31, 2012; and

3.	To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

The close of business on July 14, 2011 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.  The stock transfer books of the Company will not be closed.  A list of the stockholders entitled to vote at the Meeting may be examined at the Company’s offices during the 10-day period preceding the Meeting.

All stockholders are cordially invited to attend the Meeting.  Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy card promptly or vote on-line at www.ProxyVote.com or by telephone at     1-800-690-6903.  Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof.  Enclosed for your convenience is a return envelope, which requires no postage if mailed in the United States.  You may obtain directions to the meeting by calling our offices at (504)340-3000 or by viewing the meeting information at www.BlackWaterMidStream.com/AnnualMeetingInfo.  This Proxy Statement, a form of proxy and our most recent Annual Report are available to view online at the following internet address: www.BlackWaterMidStream.com/proxy-materials.html

By Order of the Board of Directors, /s/ Michael D. Suder
Michael D. Suder
Board of Directors, Chair

Dated:  July 20, 2011

BLACKWATER MIDSTREAM CORP.

660 LaBauve Drive

Westwego, Louisiana 70094

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Blackwater Midstream Corp. (the “Company,” “Blackwater,” “we,” “us,” or “our”) for the Annual Meeting of Stockholders (the “Meeting”) to be held at the Omni Royal Orleans Hotel, 621 St. Louis Street, New Orleans, LA 70140 on September 12, 2011, at 9:00 a.m. local time and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  Any stockholder giving such a proxy has the power to revoke it at any time before it is voted.  Written notice of such revocation should be forwarded directly to the Secretary of the Company, at the above stated company address.

If the enclosed proxy is properly executed and timely received by the Company, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies.  Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement and for the election of the nominees set forth under the caption “Election of Directors.”

The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed, posted on our website, or given to the Company’s stockholders is August 3, 2011.

Your vote is important.  Accordingly, you are urged to sign and return the accompanying proxy card or vote on-line or via phone whether or not you plan to attend the Meeting.  If you do attend, you may vote by ballot at the Meeting and cancel any proxy previously given.

VOTING SECURITIES

Only holders of shares of common stock, $.001 par value per share (the “Shares”), of record at the close of business on July 14, 2011 are entitled to vote at the Meeting.  On the record date, the Company had outstanding and entitled to vote 55,609,274 Shares.  For purposes of voting at the meeting, each Share is entitled to one vote upon all matters to be acted upon at the Meeting.

A majority in interest of the outstanding Shares represented at the Meeting in person or by proxy shall constitute a quorum.

The affirmative vote of a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors is required for the election of our directors.

The affirmative vote of a majority of the votes present in person or represented by proxy at the Meeting and entitled to vote is required to ratify the appointment of MaloneBailey, LLP, independent certified public accountants, as our independent auditors.

Any Shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for any individual may result in another individual’s receiving a larger proportion of votes.  Abstaining from voting on the ratification of MaloneBailey, LLP is equivalent to a vote against such proposal, but broker non-votes do not affect the outcomes.  Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of July 20, 2011, certain information as to the stock ownership of (i) each person known by the Company to own beneficially more than five percent of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s executive officers, and (iv) the Company’s executive officers and directors as a group.  Except as otherwise set forth in the notes to the table, the business address of each shareholder is c/o The Company, 660 LaBauve Drive, Westwego, Louisiana 70094.  Information provided as to 5% shareholders other than our employees or management is based solely on forms 13D or 13G filed with the Securities and Exchange Commission.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage Ownership
Michael D. Suder-Chief Executive Officer & Director	3,697,785	(2)	6.57%
Dale T. Chatagnier-Chief Operations Officer & Secretary	1,507,828		2.71%
Francis (Frank) Marrocco-Chief Commercial Officer	1,507,550		2.71%
Donald St.Pierre-Chief Financial Officer	794,465		1.43%
Philip Oliver Tracy-Director & Beneficial Owner 5%+	3,625,000	(3)	6.46%
William Gore-Director	1,493,250	(4)	2.66%
William Daniel Weidner, III-Director	1,428,000		2.57%
Herbert N. Whitney-Director	749,347	(5)	1.33%
All executive officers and directors as a group (8 persons)	14,803,225		25.49%
Douglas Wu-Beneficial Owner 5%+	4,806,000		8.64%

(1)     Beneficial ownership is determined in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (SEC). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of July 20, 2011 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 55,609,274 shares of Common Stock outstanding as of July 20, 2011.

(2)     Includes (i) 2,991,903 shares of common stock and (ii) options to purchase 705,882 shares of common stock at an exercise price of $0.17 per share.

(3)     Includes (i) 3,125,000 shares of common stock and (ii) the ability to convert loans at $0.40 per share into 500,000 shares of common stock.

(4)     Includes (i) 930,750 shares of common stock and (ii) the ability to convert loans at $0.40 per share into 562,500 shares of common stock.

(5)    Includes (i) 43,465 shares of common stock and (ii) options to purchase 705,882 shares of common stock at an exercise price of $0.17 per share.

Executive Officers

The following sets forth the names and ages of our executive officers, their respective positions and offices, and their respective principal occupations and brief employment history.

Name	Age	Office
Michael D. Suder	57	Chief Executive Officer and Director
Donald St.Pierre	54	Chief Financial Officer
Dale T. Chatagnier	49	Chief Operating Officer and Secretary
Francis A. Marrocco	49	Chief Commercial Officer

Michael D. Suder.  Mr. Suder has been the Chief Executive Officer and a Director of the Company since May 7, 2008, and served as the Board of Directors Chair from August 18, 2008 through present.  From September 2005 through 2007, Mr. Suder was the Director of New Business Development for LBC Tank Terminals.  Prior to that time, from 2001 through 2005, Mr. Suder was the General Manager of Kinder Morgan Energy Partners LP's lower Mississippi River region.  Prior to his tenure with Kinder Morgan, Mr. Suder was the President/COO of Delta Terminal Services, Harvey, Louisiana from 1995 through December 2000.  Mr. Suder holds a B.A. degree from George Washington University in Washington, D.C.

Dale T. Chatagnier.  Mr. Chatagnier joined the Company in May 2008 as our Chief Operating Officer and became our Secretary on August 18, 2008.  Prior to joining the Company, Mr. Chatagnier served as the Vice President of Engineering and Operations for North American Terminal Services from 2003 to 2008.  From 2001 to 2003, Mr. Chatagnier was the Director of Operations and Engineering for Kinder Morgan in Harvey, LA.  From 1995 to 2001 Mr. Chatagnier served as the Vice President of Facility Development and Engineering at Westway Terminals Co., where he was responsible for the development of liquid storage facilities.  Mr. Chatagnier earned a B.S. in Mechanical Engineering from Louisiana State University in Baton Rouge, LA.

Francis A. Marrocco.  Mr. Marrocco has been our Chief Commercial Officer since May 2008.  At Kinder Morgan Terminals, from 2000 to 2008, Mr. Marrocco held the position of Northeast Regional Vice President managing all New York Harbor Operations and Business Development.  Prior to Kinder Morgan, Mr. Marrocco was responsible for commercial development at Delta Terminal Services in Harvey, Louisiana.  Mr. Marrocco earned an Associate’s Degree from Thomas Edison State College in New Jersey.

Donald St.Pierre.  Mr. St.Pierre joined the Company in June 2008 as Vice President of Finance and became our Chief Financial Officer on August 18, 2008.  Prior to employment with the Company, Mr. St.Pierre held the position of Comptroller with Beverly Industries, L.L.C., in Westwego, Louisiana from January 2003 through June 2008. Beverly Industries, L.L.C. and its associated companies are engaged in civil construction, trucking, and river aggregate sales.  Mr. St. Pierre graduated from Nicholls State University in 1978, earning a B.S. degree in Marketing and Management and completed postgraduate business classes at the University of New Orleans.  Mr. St.Pierre is also the owner of an e-commerce business located in New Orleans.

The Board and Board Committees

Board of Directors.  The current members appointed to the Board of Directors in June 2011 met twice as of the filing date of this report.  Each director is expected to participate, either in person or via teleconference, in meetings of our Board of Directors and meetings of committees of our Board of Directors in which each director is a member, and to spend the time necessary to properly discharge such director’s respective duties and responsibilities.  During the fiscal year ended March 31, 2011, each incumbent director attended more than 90% of the total number of meetings of our Board of Directors and meetings of committees of our Board of Directors of which the director was a member.  We do not have a written policy with regard to directors’ attendance at annual meetings of stockholders; however, all directors are encouraged to attend the annual meeting.

Our Board of Directors has determined that while members on the Board, Herbert N. Whitney, Christopher Wilson and Mathijs van Houweninge met the independence requirements and standards currently established by the Nasdaq Stock Exchange and applicable Securities and Exchange Commission (“SEC”) regulations.  Currently, our Board of Directors has determined that Herbert N. Whitney meets the independence requirements and standards.

Nominating Committee.  We do not have a separately designated Nominating Committee as our entire Board of Directors participates in the identification and consideration of qualified individuals to become director candidates.  The Board of Directors will consider director candidates recommended by security holders.  Potential nominees to the Board of Directors are required to have such experience in business or financial matters as would make such nominee an asset to the Board of Directors and may, under certain circumstances, be required to be “independent”, as such term is defined in the Nasdaq Stock Exchange Rules and applicable Securities and Exchange Commission (“SEC”) regulations.  Security holders wishing to submit the name of a person as a potential nominee to the Board of Directors must send the name, address, and a brief (no more than 500 words) biographical description of such potential nominee to the Board of Directors at the following address: Board of Directors, c/o Blackwater Midstream Corp., 660 LaBauve Drive, Westwego, Louisiana 70094.  Potential director nominees will be evaluated by personal interview, such interview to be conducted by one or more members of the Board of Directors, and/or any other method the Board of Directors deems appropriate, which may, but need not include a questionnaire.  The Board of Directors may solicit or receive information concerning potential nominees from any source it deems appropriate.  The Board of Directors need not engage in an evaluation process unless (i) there is a vacancy on the Board of Directors, (ii) a director is not standing for re-election, or (iii) the Board of Directors does not intend to recommend the nomination of a sitting director for re-election.  A potential director nominee recommended by a security holder will not be evaluated any differently than any other potential nominee.

Audit Committee.  We have a separately-designated Audit Committee (which is formed in compliance with Section 3(a) (58) (A) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”).  Our current Audit Committee consists of Michael Suder and Herbert N. Whitney.  Until a new Board of Directors is elected in September 2011, only two members of the Board are serving on this committee, instead of three members-as called for in the Audit Committee Charter.  Mr. Whitney meets the independence requirements and standards currently established by the Nasdaq Stock Exchange and the SEC.  No member of the Board of Directors qualifies as an “audit committee financial expert.”  The Board does not believe that any of our present directors has the qualifications or experience to be considered a financial expert.  However, the members of the Board of Directors individually and collectively have vast educational and business financial experience and training.  At this time no qualified candidates have been identified and there can be no assurance that we can attract and retain an independent director to act as our qualified financial expert.

The Audit Committee assists the Board by overseeing the performance of the independent auditors and the quality and integrity of Blackwater’s internal accounting, auditing and financial reporting practices.  The Audit Committee is responsible for retaining (subject to stockholder ratification) and, as necessary, terminating, the independent auditors, annually reviews the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and pre-approves audit and non-audit services to be performed by the auditors and related fees.  The Audit Committee operates under a written charter.  During the fiscal year ending March 31, 2011 the Audit Committee met two times.

Compensation Committee.  We do not have a separately-designated Compensation Committee as each member of our Board of Directors participates in making recommendations to the Board of Directors concerning salaries and incentive compensation for our officers and employees, and our entire Board of Directors administers the Blackwater Midstream 2008 Incentive Plan.

Disclosure Committee.  We have a disclosure committee and disclosure committee charter.  Our disclosure committee is comprised of all of our officers and directors.  The purpose of the committee is to provide assistance to the Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports.

Code of Ethics

            We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer (our principal executive officer and principal financial and accounting officer, respectively).

Changes in Director Nomination Process for Stockholders

 None.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that during fiscal year ending March 31, 2011 Michael D. Suder filed three reports that were not timely, Francis (Frank) Marrocco filed three reports that were not timely, Dale Chatagnier filed three reports that were not timely, Donald St.Pierre filed three reports that were not timely, Christopher Wilson filed three reports that were not timely, Herbert Whitney filed three reports that were not timely, and Mathijs van Houweninge filed three reports that were not timely.  Otherwise, based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and other beneficial owners of greater than 10% of our common stock were complied with during the fiscal year ending March 31, 2011.

EXECUTIVE COMPENSATION

 Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to us by our Chief Executive Officer, our three other most highly compensated executive officers during the last two completed fiscal years and during the fiscal year ended March 31, 2011, and for other persons who acted as Chief Executive Officer during the fiscal year ended March 31, 2009, but were not employed by us at year end.

Name and Position	Fiscal Year Ending	Salary ($)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compen- sation ($)		Total Compen- sation ($)
Michael D. Suder,	2009	275,000	0	1,454,730	0	0	0	149,000	(4)	1,878,730
President and Chief Executive Officer (2)(3)	2010	300,000	35,000	0	0	0	0	32,500	(4)	367,500
	2011	300,000	43,667	22,490	0	0	0	6,000	(4)	372,157
Christopher A. Wilson,	2009	0	0	200,000	40,000	0	0	150,000	(6)	390,000
Chairman of the Board,	2010	0	0	0	0	0	0	0		0
Chief Executive Officer, President,	2011	0	0	0	0	0	0	0		0
Sec. Treas. & CFO (5)
Donald St.Pierre,	2009	79,167	0	98,500	0	0	0	0		177,667
Chief Financial Officer (7)(8)	2010	100,000	10,000	0	0	0	0	0		110,000
	2011	100,000	6,000	18,788	0	0	0	0		124,788
Dale T. Chatagnier,	2009	206,250	0	534,350	0	0	0	0		740,600
Chief Operating Officer	2010	225,000	35,000	0	0	0	0	0		260,000
and Secretary (2)(9)	2011	225,000	17,500	22,490	0	0	0	0		264,990
Francis Marrocco,	2009	197,917	0	674,952	0	0	0	0		872,869
Chief Commercial	2010	237,500	40,000	0	0	0	0	0		277,500
Officer (7)(10)	2011	237,500	22,500	22,490	0	0	0	0		282,490

(1)       No bonuses were paid to our named executive officers during the fiscal year ended March 31, 2009; however, bonuses in the amount of $120,000 were paid during the fiscal year ended March 31, 2010 and $89,667 were paid in the fiscal year ended March 31, 2011.

(2)       Employment began May 2008.

(3)        Includes (i) 480,690 shares of restricted common stock granted on May 7, 2008 at $2.00 per share and with an original vesting date on January 1, 2010, only if Mr. Suder is employed by us on such date; (ii) 1,321,898 shares of restricted common stock granted on January 1, 2009, valued at $0.29 per share as of such date; and (iii) 1,000,000 shares of restricted common stock granted on March 2, 2009, valued at $0.11 per share as of such date.  The shares referenced in items “ii” and “iii”, immediately preceding, with an original vesting date according to the following schedule: (a) 33.3% on January 1, 2010; and (b) 8.3375% on the last calendar day of each subsequent calendar quarter, until all such shares have vested, provided; however, that such shares shall vest according to such schedule only if Mr. Suder is employed by the Company on such dates, respectively.  On December 8, 2009, the Board of Directors of the Company amended all of the restricted share grants wherein, the vesting dates were changed to be January 1, 2012.  Includes 43,465 shares of restricted common stock granted on September 1, 2010 valued at $0.30 per share as of such date and 15,000 shares of restricted common stock granted on November 19, 2010 valued at $0.63 per share as of such date; both with a vesting date of January 1, 2012.

(4)        Includes $29,000 in compensation paid to Mr. Suder during the year ended March 31, 2009 for his services as a member of the Board of Directors as well as stock options valued at $120,000 that were issued to Mr. Suder on April 1, 2009 for his such services; and includes $32,500 in compensation paid to Mr. Suder during the year ended March 31, 2010 and $6,000 in compensation paid during the year ended March 31, 2011 for his services as a member of the Board of Directors.

(5)        Mr. Wilson served in such positions from May through August 2008.  On May 7, 2008 the Board of Directors granted Mr. Wilson (i) 20,000 shares of nonqualified common stock options with an exercise price of $2.00 per share, and (ii) 100,000 shares of restricted common stock at $2.00 per share.  In December 2010, Mr. Wilson donated 60,000 shares of common stock, granted to him during the fiscal year ending 2009.  “All Other Compensation” does not include an aggregate of $17,889 paid to the law firm of Wilson, Haglund & Paulson, PC for legal services rendered during the fiscal year.  Mr. Wilson is a partner in Wilson, Haglund & Paulson, P.C.

(6)        Includes $30,000 in compensation paid to Mr. Wilson for his services as a member of the Board of Directors as well as stock options valued at $120,000 that were issued to Mr. Wilson on April 1, 2009 for his such services.

(7)        Employment began June 2008.

(8)         Includes (i) 150,000 shares of restricted common stock granted on January 1, 2009, valued at $0.29 per share as of such date; and (ii) 500,000 shares of restricted common stock granted on March 2, 2009, valued at $0.11 per share as of such date.  Each such grant’s original vesting was according to the following schedule: (i) 33.3% on January 1, 2010; and (ii) 8.3375% on the last calendar day of each subsequent calendar quarter, until all such shares have vested, provided; however, that such shares shall vest according to such schedule only if Mr. St.Pierre is employed by us on such dates, respectively.  On December 8, 2009, the Board of Directors of the Company amended all of the restricted share grants wherein, the vesting dates were changed to be January 1, 2012.  Includes 43,465 shares of restricted common stock granted on September 1, 2010 valued at $0.30 per share as of such date and 9,125 shares of restricted common stock granted on November 19, 2010 valued at $0.63 per share as of such date; both with a vesting date of January 1, 2012.

(9)        Includes (i) 120,173 shares of restricted common stock granted on May 14, 2008, valued at $2.60 per share on such date with an original vesting date on January 1, 2010, only if Mr. Chatagnier is employed by us on such date; (ii) 480,690 shares of restricted common stock granted on January 1, 2009, valued at $0.29 per share as of such date; and (iii) 750,000 shares of restricted common stock granted on March 2, 2009, valued at $0.11 per share on such date.  The shares referenced in items “ii” and “iii”, immediately preceding, had an original vesting date according to the following schedule: (a) 33.3% on January 1, 2010; and (b) 8.3375% on the last calendar day of each subsequent calendar quarter, until all such shares have vested, provided; however, that such shares shall vest according to such schedule only if Mr. Chatagnier is employed by the Company on such dates, respectively.  On December 8, 2009, the Board of Directors of the Company amended all of the restricted share grants wherein, the vesting dates were changed to be January 1, 2012.  Includes 43,465 shares of restricted common stock granted on September 1, 2010 valued at $0.30 per share as of such date and 15,000 shares of restricted common stock granted on November 19, 2010 valued at $0.63 per share as of such date; both with a vesting date of January 1, 2012.

(10)        Includes (i) 120,173 shares of restricted common stock granted on June 1, 2008, valued at $3.77 per share as of such date with an original vesting date on January 1, 2010 if Mr. Marrocco is employed by us on such date; (ii) 480,690 shares of restricted common stock granted on January 1, 2009, valued at $0.29 per share as of such date; (iii) and 750,000 shares of restricted common stock granted on March 2, 2009, valued at $0.11 per share as of such date.  The shares referenced in items “ii” and “iii”, immediately preceding, had an original vesting date according to the following schedule: (a) 33.3% on January 1, 2010; and (b) 8.3375% on the last calendar day of each subsequent calendar quarter, until all such shares have vested, provided; however, that such shares shall vest according to such schedule only if Mr. Marrocco is employed by the Company on such dates, respectively. On December 8, 2009, the Board of Directors of the Company amended all of the restricted share grants wherein, the vesting dates were changed to be January 1, 2012.  Includes 43,465 shares of restricted common stock granted on September 1, 2010 valued at $0.30 per share as of such date and 15,000 shares of restricted common stock granted on November 19, 2010 valued at $0.63 per share as of such date; both with a vesting date of January 1, 2012.

For a description of the material terms of employment agreements with our named executive officers, see “Executive Compensation—Employment Agreements.”

 Outstanding Equity Awards at Fiscal Year Ended March 31, 2011

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of March 31, 2011.
	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Michael D. Suder	0	0	705,882	(1)	$0.17	4/1/2019	0	0	2,861,053	(2)	1,597,220

Donald St. Pierre	0	0	0		0	0	0	0	702,590	(3)	117,288

Dale T. Chatagnier	0	0	0		0	0	0	0	1,409,328	(4)	556,839

Francis Marrocco	0	0	0		0	0	0	0	1,409,328	(5)	697,442

(1)           Such options are fully vested and are exercisable at $0.17 per share, the closing price of the common stock on April 1, 2009, the date that such options were issued.  Mr. Suder received this compensation as a director as well as for his services as an executive officer of the Company during the fiscal year ending March 31, 2009.

(2)           Includes (i) 480,690 shares of restricted common stock granted on May 7, 2008 at $2.00 per share as of such date; (ii) 1,321,898 shares of restricted common stock granted on January 1, 2009, valued at $0.29 per share as of such date;(iii) 1,000,000 shares of restricted common stock granted on March 2, 2009, valued at $0.11 per share as of such date; (iv) 43,465 shares of restricted common stock granted on September 1, 2010, valued at $0.30 per share as of such date; and (v) 15,000 shares of restricted common stock granted on November 19, 2010, valued at $0.63 per share as of such date.  The shares referenced in items “i”, “ii”, “iii” “iv” and “v” immediately preceding, all vest according to the revised vesting date of January 1, 2012, and only if Mr. Suder is employed by the Company on such date.

(3)           Includes (i) 150,000 shares of restricted common stock granted on January 1, 2009, valued at $0.29 per share as of such date; (ii) 500,000 shares of restricted common stock granted on March 2, 2009, valued at $0.11 per share as of such date; (iii) 43,465 shares of restricted common stock granted on September 1, 2010, valued at $0.30 per share as of such date; and (iv) 9,125 shares of restricted common stock granted on November 19, 2010, valued at $0.63 per share as of such date.  The shares referenced in items “i”, “ii”, ”iii” and “iv” immediately preceding, all vest according to the revised vesting date of January 1, 2012, and only if Mr. St.Pierre is employed by the Company on such date.

(4)           Includes (i) 120,173 shares of restricted common stock granted on May 14, 2008, valued at $2.60 per share as of such date and; (ii) 480,690 shares of restricted common stock granted on January 1, 2009, valued at $0.29 per share as of such date; (iii) 750,000 shares of restricted common stock granted on March 2, 2009, valued at $0.11 per share on such date, (iv) 43,465 shares of restricted common stock granted on September 1, 2010,valued at $0.30 per share as of such date; and (v) 15,000 shares of restricted common stock granted on November 19, 2010, valued at $0.63 per share as of such date.  The shares referenced in items “i”, “ii”, “iii”, “iv” and “v” immediately preceding, all vest according to the revised vesting date of January 1, 2012, and only if Mr. Chatagnier is employed by the Company on such date.

(5)           Includes (i) 120,173 shares of restricted common stock granted on June 1, 2008, valued at $3.77 per share as of such date; (ii) 480,690 shares of restricted common stock granted on January 1, 2009, valued at $0.29 per share as of such date; (iii) 750,000 shares of restricted common stock granted on March 2, 2009, valued at $0.11 per share as of such date, (iv) 43,465 shares of restricted common stock granted on September 1, 2010, valued at $0.30 per share as of such date; and (v) 15,000 shares of restricted common stock granted on November 19, 2010, valued at $0.63 per share as of such date.   The shares referenced in items “i”, “ii”, “iii”, “iv” and “v” immediately preceding, all vest according to the revised vesting date of January 1, 2012, and only if Mr. Marrocco is employed by the Company on such date.

 Employee Benefits Plans

Pension Benefits

We do not sponsor any qualified or non-qualified pension benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans.  We sponsor a tax qualified defined contribution 401(k) plan in which all eligible executive officers and employees may participate.

Employment Agreements

Employment Agreement with Michael D. Suder

We are a party to an employment agreement with Michael D. Suder, our Chief Executive Officer and President, which expires on April 30, 2013.  The agreement provides for a base annual salary of $300,000 and allows Mr. Suder to participate in any of the Company’s executive benefit plans.  Pursuant to the agreement, Mr. Suder was entitled to 480,690 shares of the Company’s common stock at a purchase price of $.001 per share.  Pursuant to the agreement, the Company granted Mr. Suder common stock purchase options to acquire 1,321,898 shares of the Company’s common stock at an exercise price of $2.00 per share.  In December 2008, Mr. Suder voluntarily cancelled the 1,321,898 common stock purchase options acquired pursuant to the agreement and received 1,321,898 shares of common stock from the Board at no additional consideration.

Mr. Suder’s employment agreement may be terminated, with or without cause (as defined in the agreement). If we terminate the employment agreement for cause or on account of death or disability or if Mr. Suder terminates the agreement for any reason, Mr. Suder is entitled to no further compensation or benefits other than those earned through the date of termination, provided, however, that if we terminate the employment agreement on account of death or disability, Mr. Suder’s heirs shall be entitled to continue to participate in any executive benefit plan, to the extent provided in such plan or as may be required by law.  If we terminate the agreement for any reason other than for cause, death or disability, (i) we will provide severance of continued payment of cash compensation at a rate of Mr. Suder’s then current base annual salary for a period equal to the lesser of the balance of the term of the agreement or 6 months, (ii) we will provide Mr. Suder and his spouse and dependents, if any, with medical benefits comparable to such benefits received prior to termination, for up to 12 months, or the cash equivalent of such benefits; and (iii) all securities issued to Mr. Suder that remain subject to vesting shall immediately vest and become exercisable for a period of up to 12 months.

The Company has agreed to indemnify Mr. Suder against all claims, losses and expenses sustained by him as a result of any action taken by him in good faith and furtherance of the Company’s business and within the scope of Mr. Suder’s duties and authority, in connection with any and all claims by stockholders or third parties which are based on such actions.

Employment Agreement with Dale T. Chatagnier

We are a party to an employment agreement with Dale T. Chatagnier, our Chief Operating Officer, which expires on May 13, 2013, and automatically renews for successive periods of one year after May 13, 2013, unless either party gives notice to the other party that such party desires to terminate the agreement.  The agreement provides for a base annual salary of $225,000 and allows Mr. Chatagnier to participate in any of the Company’s executive benefit plans.  Pursuant to the agreement, Mr. Chatagnier was entitled to purchase 120,173 shares of the Company’s common stock, pursuant to the 2008 Plan, at a purchase price of $.001 per share.  Pursuant to the agreement, the Company granted Mr. Chatagnier 480,690 common stock purchase options at an exercise price of $2.60 per share.  In December 2008, Mr. Chatagnier voluntarily cancelled his common stock purchase options acquired pursuant to the agreement and received 480,690 shares of common stock from the Board at no additional consideration.

Mr. Chatagnier’s employment agreement may be terminated, with or without cause (as defined in the agreement). If we terminate the employment agreement for cause or on account of death or disability or if Mr. Chatagnier terminates the agreement for any reason, Mr. Chatagnier is entitled to no further compensation or benefits other than those earned through the date of termination, provided, however, that if we terminate the employment agreement on account of death or disability, Mr. Chatagnier’s heirs shall be entitled to continue to participate in any executive benefit plan, to the extent provided in such plan or as may be required by law.  If we terminate the agreement for any reason other than for cause, death or disability, (i) we will provide severance of continued payment of cash compensation at a rate of Mr. Chatagnier’s then current base annual salary for a period equal to the lesser of the balance of the term of the agreement or 6 months, (ii) we will provide Mr. Chatagnier and his spouse and dependents, if any, with medical benefits comparable to such benefits received prior to termination, for up to 12 months, or the cash equivalent of such benefits; and (iii) all securities issued to Mr. Chatagnier that remain subject to vesting shall immediately vest and become exercisable for a period of up to 12 months.

The Company has agreed to indemnify Mr. Chatagnier against all claims, losses and expenses sustained by him as a result of any action taken by him in good faith and furtherance of the Company’s business and within the scope of Mr. Chatagnier’s duties and authority, in connection with any and all claims by stockholders or third parties which are based on such actions.

Employment Agreement with Francis Marrocco

We are a party to an employment agreement with Francis Marrocco, our Chief Commercial Officer, which expires on May 13, 2013, and automatically renews for successive periods of one year after May 13, 2013, unless either party gives notice to the other party that such party desires to terminate the agreement.  The agreement provides for a base annual salary of $237,500 and allows Mr. Marrocco to participate in any of the Company’s executive benefit plans. Pursuant to the agreement, Mr. Marrocco was entitled to purchase 120,173 shares of the Company’s common stock, pursuant to the 2008 Plan, at a purchase price of $.001 per share.  Pursuant to the agreement, the Company granted Mr. Marrocco 480,690 common stock purchase options at an exercise price of $3.77 per share.   In December 2008, Mr. Marrocco voluntarily cancelled his common stock purchase options acquired pursuant to the agreement and received 480,690 shares of common stock from the Board at no additional consideration.

Mr. Marrocco’s employment agreement may be terminated, with or without cause (as defined in the agreement). If we terminate the employment agreement for cause or on account of death or disability or if Mr. Marrocco terminates the agreement for any reason, Mr. Marrocco is entitled to no further compensation or benefits other than those earned through the date of termination, provided, however, that if we terminate the employment agreement on account of death or disability, Mr. Marrocco’s heirs shall be entitled to continue to participate in any executive benefit plan, to the extent provided in such plan or as may be required by law. If we terminate the agreement for any reason other than for cause, death or disability, (i) we will provide severance of continued payment of cash compensation at a rate of Mr. Marrocco’s then current base annual salary for a period equal to the lesser of the balance of the term of the agreement or 6 months, (ii) we will provide Mr. Marrocco and his spouse and dependents, if any, with medical benefits comparable to such benefits received prior to termination, for up to 12 months, or the cash equivalent of such benefits; and (iii) all securities issued to Mr. Marrocco that remain subject to vesting shall immediately vest and become exercisable for a period of up to 12 months.

The Company has agreed to indemnify Mr. Marrocco against all claims, losses and expenses sustained by him as a result of any action taken by him in good faith and furtherance of the Company’s business and within the scope of Mr. Marrocco’s duties and authority, in connection with any and all claims by stockholders or third parties which are based on such actions.

Potential Payments Upon Termination or Change in Control

Assuming the employment of our named executive officers were to be terminated without cause, each as of March 31, 2011, the following individuals would be entitled to payments in the amounts set forth opposite to their name in the below table:

Cash Severance
Michael D. Suder	Up to $150,000
Dale T. Chatagnier	Up to $112,500
Francis Marrocco	Up to $118,750

We are obligated to pay Mr. Suder the above sum if he resigns for good reason. We are not obligated to make any cash payments to the other executives if their employment is terminated by us for cause, or in the event of death or disability, other than the payment of accrued but unpaid annual salary and vacation time, reimbursement of business expenses.  If employment of the above-named executives is terminated by reason of death or disability, the heirs of the deceased shall, in certain circumstances, be entitled to continue to participate in certain employee benefits plans.  A change in control does not affect the amount or timing of these cash severance payments.

Assuming the employment of our named executive officers were to be terminated without cause or for good reason, each as of July 20, 2011, the following individuals would be entitled to accelerated vesting of their outstanding stock options and common stock awards described in the table below:

	Value of Equity Awards: Termination Without Cause or For Good Reason (1)		Value of Equity Awards: In Connection With a Change in Control
Michael D. Suder	$1,565,817	(2)	$1,565,817
Dale T. Chatagnier	$638,046	(3)	$638,046
Francis Marrocco	$638,046	(3)	$638,046

(1)           The market price of our common stock on the OTCBB on July 08, 2011 was $0.43 per share

(2)           Includes 2,935,553 shares of unvested restricted common stock and, unexercised options to purchase 705,882 shares of common stock.

(3)           Includes 1,483,828 shares of unvested restricted common stock.

DIRECTOR COMPENSATION

Summary of Director Compensation

Prior to the September 2010 revised director compensation terms, each member of the Board of Directors was paid a fee of $25,000 as of August 1.  Each director was also paid $1,000 for participating in person in board and committee meetings and $500 for participating in board and committee meetings via teleconference.

At the June 2010 meeting of the Company’s Board of Directors, the Board increased the number of director seats from four to five.  The Board also revised the director compensation payments, applicable to the next Board of Directors to be elected in September 2010, to be $20,000 per year to each non-employee director, paid in September of each year for their future period of service from September through August.  The board additionally approved that no fees would be paid for attending or participating in any Board of Director or committee meeting, whether in person or by other means.

At the June 2011 meeting of the Company’s Board of Directors, sole director Michael Suder, appointed Herbert Whitney, William Weidner, Philip Tracy and William Gore to serve on the Board of Directors of the Company from June 14, 2011 until the election of members to the Board of Directors of the Company at the Company’s next annual shareholder’s meeting, scheduled to be held September 12, 2011.

The newly appointed members of the Board will serve their term from June 14, 2011 until September 12, 2011 with no compensation from the Company for their service during this time, excluding reimbursement of reasonable travel expenses.  The Board also agreed that members elected in September 2011 by the shareholders to serve on the Company’s Board will receive $15,000 per member in compensation for their elected term, September 2011 through August 2012, and will be paid at the commencement of their elected term.  Additionally, each elected member will receive $1,000 per member for each Board meeting attended in person, plus reimbursement of reasonable travel expenses.

Blackwater Midstream Corp. 2008 Incentive Plan

Prior to August 2009, annually, as of August 1, each member of the Board of Directors was to be awarded shares of restricted common stock or common stock purchase options as outlined below via our 2008 Incentive Plan.  Such compensation was awarded on May 7, 2009.  Our directors had the option to choose one of the following methods of compensation:

 A)   Up to $60,000 in value of shares of the Company’s common stock at the grant date with immediate vesting, or

 B)    Stock options equal to double the number of shares of stock equal to $60,000 at the grant date, with immediate vesting.

On May 7, 2009, each of the Company’s four directors elected to receive $120,000 worth of stock options (705,882 options) valued on the grant date at $0.17, which is also the exercise price.  These options were expensed by the Company in May 2009 at $435,274 using a Black-Scholes per share valuation of approximately $0.154.

Had each of the directors chosen to receive $60,000 worth of the Company’s shares on this date (352,941 shares), the price would have also been $0.17, but the Company would have expensed $240,000.

As of August, 2009, and through December 2009, our 2008 Incentive Plan often did not have adequate shares available to issue or grant shares or options to the Board of Directors as called for in the Company’s 2008 Incentive Plan; therefore the Board decided to create a new non-employee directors incentive plan.

On December 7, 2009, the Board of Directors of the Company authorized and approved the 2009 Non-Employee Directors Stock Incentive Plan.  The Plan would have allowed non-employee directors to receive up to an aggregate amount of stock options, not to exceed 2,000,000 shares, of the common stock of the Company and it also established a vesting schedule and other terms and conditions.  The Plan required ratification by the Company’s shareholders, however the shareholders voted against the Plan at the Company’s annual shareholder meeting in September 2010.

On December 8, 2009 the Board of Directors authorized Director Mathijs van Houweninge to receive $40,000 in shares of restricted common stock, pursuant to the Company’s 2008 Incentive Plan: 60,000 shares were granted as of December 8, 2009 with a share price of $0.32 per share, which vested immediately.  The remaining 61,176 shares were granted and issued on January 4, 2010 with a share price of $0.34 per share, and vested immediately upon such grant.

On September 1, 2010 the Board of Directors granted each of the three non-employee directors, pursuant to the Company’s 2008 Incentive Plan: 43,465 shares of restricted common stock with a share price of $0.30 per share, which vested immediately.

Each director is personally responsible for their personal income taxes as a result of the above-referenced awards. Our directors are not precluded from serving us in any other capacity and receiving compensation therefore.

The following table summarizes compensation that our directors received during the fiscal year ending March 31, 2009, March 31, 2010 and March 31, 2011 for services as members of our Board of Directors.

Name		Fees Earned or Paid in Cash ($)	Stock Awards ($)	Options Awards ($)		Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)		Total ($)
Christopher A Wilson:	2009	$30,000	$0	$120,000	(2)(3)	0	0	0	(1)	$150,000
	2010	$33,000	$0	$0		0	0	0	(1)	$33,000
	2011	$7,000	$13,039	$0		0	0	0	(1)	$20,039
Michael D. Suder:	2009	$29,000	$0	$120,000		0	0	0		$149,000
	2010	$32,500	$0	$0		0	0	0		$32,500
	2011	$6,000	$0	$0		0	0	0		$6,000
Herbert N. Whitney:	2009	$30,000	$0	$120,000		0	0	0		$150,000
	2010	$33,000	$0	$0		0	0	0		$33,000
	2011	$7,000	$13,039	$0		0	0	0		$20,039
Mathijs van Houweninge:	2009	$29,500	$0	$120,000		0	0	0		$149,500
	2010	$33,000	$40,000	$0		0	0	0		$73,000
	2011	$6,500	$13,039	$0		0	0	0		$19,539

(1)        Does not include $17,889 paid to the law firm of Wilson, Haglund & Paulson, PC for legal services rendered during the fiscal year.  Mr. Wilson is a partner in Wilson, Haglund & Paulson, P.C.

(2)        In December 2010, Mr. Wilson donated 60,000 shares of common stock, granted to him during the fiscal year ending 2009.

(3)        On May 10, 2011, former director Christopher Wilson, gave notice to the Company of his intent to exercise the 705,882 options granted to him in 2009, in a cashless exercise transaction.  This cashless option exercise transaction resulted in Mr. Wilson surrendering 196,722 shares; determined by the stated exercise amount of $120,000 (exercise per share price of $0.17 for the 705,882 options granted to him in 2009), divided by the value of the Company’s common stock share price on May 10, 2011 of $0.61, the date of exercise.  After surrendering the 196,722 shares, Mr. Wilson received 509,160 common shares.

Certain Relationships

Certain Relationships and Related Transactions.

 In December 2008, we borrowed $125,000 and $100,000 from Ter Mast Beheer Utrecht, B.V. and Isaac Suder, respectively, and recorded the receipt of these funds as a current liability; in advance of agreeing to loan terms and security agreements.  In January 2009 we borrowed $75,000 from No Logo Air, Inc. and recorded the receipt of these funds as a current liability.  On January 20, 2009, we entered into a loan and security agreement, effective January 1, 2009, with each of Ter Mast Beheer Utrecht, B.V., No Logo Air, Inc. and Isaac Suder, in the principal amount of $125,000, $75,000 and $100,000, respectively. Ter Mast Beheer Utrecht, B.V. and No Logo Air, Inc. are each owned and controlled by Mathijs van Houweninge, a former director of the Company; Isaac Suder is the father of Michael Suder, a Director of the Company and its then and current President and Chief Executive Officer.  Collectively, Ter Mast Beheer Utrecht, B.V., No Logo Air, Inc. and Isaac Suder are hereinafter referred to as the "Creditors".

The insider loans bore interest at the annual rate of 12%.  Monthly installments of interest only payments began on January 31, 2009 and continued through final payment.  In addition, principal installments of $9,015, $5,409 and $7,212 to Ter Mast Beheer Utrecht B.V., No Logo Air, Inc. and Isaac Suder, respectively, commenced on April 30, 2009 and continued through final payment.  All unpaid principal and accrued and unpaid interest on the insider loans was originally scheduled to be finally due and payable on June 30, 2010.

The insider loans were secured by a security interest on our interest in our wholly owned subsidiary, BWNO, including, but not necessarily limited to, all distributions, rents, fruits, profits, revenues, and other interests, however produced or derived from such interest (collectively, the "Collateral").

Additionally, the Company and the Creditors entered into an Intercreditor agreement, whereby the Creditors agreed that in the event of foreclosure on the Collateral, each Creditor ranks pari passu as amongst themselves.

           In December 2009, the Company paid in full all remaining principal payments and any and all interest accrued as of the payment date.  In December 2009, the Board of Directors of the Company granted and issued restricted shares of the Company’s stock to the holders of the insider loans; 156,250 shares, 93,750 shares and 125,000 shares to Ter Mast Beheer Utrecht B.V., No Logo Air, Inc. and Isaac Suder, respectively.  These shares vested immediately and were expensed by the Company at $0.32 per share.  Pursuant to the issuance of these shares, the Company recorded an expense of $50,000, $30,000 and $40,000 for Ter Mast Beheer Utrecht B.V., No Logo Air, Inc. and Isaac Suder, respectively.

On January 28, 2009, Mathijs van Houweninge, one of our former directors, was issued 406,845 shares of restricted common stock of the Company at the direction of Falcon Consulting Limited, of which Mr. Houweninge was an advisor.  Such shares represented a portion of the fees due to Falcon International Consulting Limited in consideration for placement agent services it rendered to the Company.

            Related parties participated in both our September 2009 and our January 2010 convertible debt offerings.  The following table summarizes the related party participation:

OFFERING	INVESTOR	AMOUNT	RELATIONSHIP
September 2009	Isaac Suder	$50,000	Father to Michael Suder, CEO & Director
September 2009	Jonathan Suder	100,000	Brother to Michael Suder, CEO & Director
September 2009	Nicolle Suder	30,000	Sister to Michael Suder, CEO & Director
September 2009	Philip Tracy *1	100,000	Member of the Company’s Board of Directors since June 2011
September 2009	William Gore *1	150,000	Member of the Company’s Board of Directors since June 2011
January 2010	Isaac Suder	50,000	Father of Michael Suder, CEO & Director
January 2010	Nicolle Suder	20,000	Sister to Michael Suder, CEO & Director
January 2010	Philip Tracy *1	100,000	Member of the Company’s Board of Directors since June 2011
January 2010	William Gore *1	75,000	Member of the Company’s Board of Directors since June 2011
	TOTAL	$675,000

*1 Philip Tracy and William Gore were not related parties at the time of the convertible debt offerings, but were appointed to the Company’s Board of Directors in June 2011.

In June 2011, William Weidner, William Gore and Philip Tracy were appointed to serve on the Company’s Board of Directors.  They have also been nominated for election to the Board.  The vote will be held at the Company’s Annual Shareholder meeting in September 2011.

Prior to their appointment to the Company’s Board in June 2011, the aforementioned individuals engaged in the following transactions with the Company.

The Company engaged River Construction, a company owned by William Weidner, to construct a new ship dock facility at the Company’s Westwego, LA Terminal.  The Company currently has an outstanding accounts payable of approximately $202,500 for these services.  In April 2011, the Company sold an asset to one of Mr. Weidner’s businesses in consideration for a partial offset to our outstanding accounts payable.  The Company recorded a loss on the disposal of this asset.  Mr. Weidner also owns common shares of the Company.

William Gore is an owner of common shares of the Company and participated in both our September 2009 and our January 2010 convertible debt offerings, in the amounts of $150,000 and $75,000 respectively.

Philip Tracy is an owner of common shares of the Company and participated in both our September 2009 and our January 2010 convertible debt offerings, in the amounts of $100,000 and $100,000 respectively.

The Company does not currently have a procedure for the review, approval or ratification of any related party transaction.

Audit Related Matters

 Principal Accountant Fees and Services

The firm of MaloneBailey, LLP has served as our independent auditors since October 8, 2008.  Aggregate fees billed by MaloneBailey, LLP as an independent registered public accounting firm, during the fiscal years ended March 31, 2011 and March 31, 2010 are as follows:

	MaloneBailey, LLP, Fiscal Year- Ended March 31, 2011	MaloneBailey, LLP, Fiscal Year- Ended March 31, 2010
Audit Fees	$60,000	$67,000
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0
Total	$60,000	$67,000

Audit Fees —This category includes aggregate fees billed by our independent auditors for the audit of our annual financial statements included in our annual reports on Form 10-K, review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the auditor in connection with statutory and regulatory filings for those fiscal years.

Audit-Related Fees —This category consists of services by our independent auditors that, including accounting consultations on transaction related matters, are reasonably related to the performance of the audit or review of our financial statements and are not reported above under Audit Fees.

Tax Fees —This category consists of professional services rendered for tax compliance and preparation of our corporate tax returns and other tax advice.

All Other Fees —During the years ended March 31, 2011 and 2010 MaloneBailey, LLP did not incur any fees for other professional services.

 Change in the Company’s Principal Accountant

During the Company's three most recent fiscal years and in the subsequent interim period prior to October 8, 2008, the Company did not consult with MaloneBailey, LLP regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's consolidated financial statements and no written or oral advice was provided by MaloneBailey, LLP that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

A representative from MaloneBailey, LLP may be present at the Annual Meeting.  Shareholder questions can be addressed to the Company or directly to MaloneBailey, LLP at 10350 Richmond Avenue, Suite 800, Houston, Texas 77042; telephone 713-343-4200.

 Pre-Approval Policies and Procedures

 In accordance with the SEC’s auditor independence rules, the Audit Committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to the Company by its independent auditor.

 Prior to the engagement of the independent auditors for any fiscal year’s audit, management submits to the Audit Committee for approval lists of recurring audit, audit-related, tax and other services expected to be provided by the independent auditors during that fiscal year.  The Audit Committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent auditor and the related fees.

 The fees for any services listed in a pre-approval schedule are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year.  The Audit Committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent auditor for additional services above the amount of fees originally pre-approved.  Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the Audit Committee on a case-by-case basis.

 Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent auditors as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

 The Audit Committee will not grant approval for:

•	any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to the Company;
•	provision by the independent auditors to the Company of strategic consulting services of the type typically provided by management consulting firms; or
•
the retention of the independent auditors in connection with a transaction initially recommended by the independent auditors, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of the Company’s financial statements.

 Tax services proposed to be provided by the auditor to any director, officer or employee of the Company who is in an accounting role or financial reporting oversight role must be approved by the Audit Committee on a case-by-case basis where such services are to be paid for by the Company, and the Audit Committee will be informed of any services to be provided to such individuals that are not to be paid for by the Company.

 In determining whether to grant pre-approval of any non-audit services in the “all other” category, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

•	whether the service creates a mutual or conflicting interest between the auditor and the Company;
•	whether the service places the auditor in the position of auditing his or her own work;
•	whether the service results in the auditor acting as management or an employee of the Company; and
•	whether the service places the auditor in a position of being an advocate for the Company.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Company’s Annual Meeting to be held on September 12, 2011 (the “Annual Meeting”), five directors will be elected by the Stockholders to serve on the Company’s Board of Directors until the next annual meeting of Stockholders or until a successor(s) is/are elected and shall qualify.  It is intended that the accompanying proxy will be voted for the election, as Directors, of the five people named below, unless the proxy contains contrary instructions.  The Company has no reason to believe the nominees will not be candidates or they will be unable to serve.  However, in the event that the nominees should become unable or unwilling to serve as a Director, the persons named in the proxy have advised that they will vote for the election of such person(s) as shall be designated by the Directors.

On July 15, 2011, the duly elected and appointed members of the Board conducted an official meeting via teleconference to select a slate of nominees for Board positions for the upcoming year.  During that meeting, the five current members of the Board agreed to be nominated for reelection.  The Board then unanimously nominated themselves for reelection to the Company’s Board of Directors at the Annual Meeting.  Upon election by the shareholders at the Annual Meeting, the nominees will become Directors of the Company’s Board of Directors.  As such, they may then exercise their authority and discretion, as per the bylaws of the Company.

The following sets forth the name and age of the nominees for election to the Board of Directors, the period during which he has served as a Director of the Company and a brief employment history.

Name	Age	Director Since
Michael D. Suder (1) (2)	56	May 7, 2008
Herbert Whitney (1) (2)	70	May 2008-September 2010 & June 14, 2011
Philip Tracy (1)	61	June 14, 2011
William Weidner (1)	60	June 14, 2011
William Gore (1)	67	June 14, 2011

(1)       Member of the Disclosure Committee
(2)       Member of the Audit Committee

Michael D. Suder.  Mr. Suder has been the Chief Executive Officer and a Director of the Company since May 7, 2008, and our President since August 18, 2008.  From September 2005 through 2007, Mr. Suder was the Director of New Business Development for LBC Tank Terminals. Prior to that time, from 2001 through 2005, Mr. Suder was the General Manager of Kinder Morgan Energy Partners LP's lower Mississippi River region.  Prior to his tenure with Kinder Morgan, Mr. Suder was the President/COO of Delta Terminal Services, Harvey, Louisiana from 1995 through December 2000.  Mr. Suder holds a B.A. degree from George Washington University in Washington, D.C.

Herbert N. Whitney.  From 1966 through 2006, Mr. Whitney was with CITGO Petroleum Corporation (“CITGO”) in positions of increasing general management responsibility.  From 2004 through 2006, Mr. Whitney was the General Manager of CITGO’s Marine Transportation and Logistics Division.  From 2002 through 2004, Mr. Whitney was the General Manager of CITGO’s Supply Planning and Administration Division.  From 1998 to 2002, Mr. Whitney was the General Manager of CITGO’s Product Supply, Distribution, Trading and Commercial / Aviation Sales division.  From 1993 through 1998 Mr. Whitney was the General Manager of CITGO’s Operations and Crude Oil Supply Division.  From 1985 through 1998 Mr. Whitney was the President of CITGO Pipeline Company.  Mr. Whitney served on the Board of Directors for Colonial Pipeline Company from 1987 until 2006 and was Chairman of the Board of Colonial from 1996 through 2003.  From September 2006 through March 2010, Mr. Whitney was employed as Director of Pipeline Operations and Acquisitions for Lazarus Energy Holdings in Houston, Texas.  Mr. Whitney also owns and is President of Wildcat Consulting, LLC, an Oklahoma limited liability company that provides consulting services to the petroleum industry.  Mr. Whitney served on the Board of Directors of Blackwater Midstream Corp. from May 2008 through September 2010 and was the Chairman of its Audit Committee. Mr. Whitney holds a B.S. degree in Civil Engineering from Kansas State University and is currently 70 years of age.

Philip Tracy.  Philip Tracy holds an MSc in Petroleum Engineering from Imperial College, a BSc in Chemical Engineering from Leeds University and is currently an Honorary Professor in the Petroleum Engineering Department of Heriot-Watt University.  He is a Chartered Engineer with over 37 years experience in the international oil and gas industry.  He originally joined Cairn Energy, P.l.c. in 1988 and served as an Executive Director from 1989 until 1999.  He subsequently became Managing Director of Providence Resources P.l.c., before rejoining Cairn in 2002 as Chairman of Cairn Energy India Pty Limited, a post he held until May 2006.  He was appointed Engineering & Operations Director in 2004 and has served as Rajasthan Project Director until December 2006 and again from December 2007 to June 2009, when he was seconded to Cairn India Limited.  Mr. Tracy is currently Chairman of the Rajasthan Project Review Board.

William Weidner.  From 1987 through present, Mr. Weidner has been President of River Construction Inc.  From 1982 through 1987 Mr. Weidner worked for ACECO as a vice president of their Louisiana operations.  From 1977 through 1982 Mr. Weidner worked for LeGardeur International as a Project Estimator and Manager serving industry on the Mississippi River.   From 1972 through 1977 Mr. Weidner worked for J Ray McDermott as an engineer designing, fabricating and installing offshore oil platforms.  Mr. Weidner holds a B. S. Degree in Civil Engineering from Tulane University.  As of June 1, 2011, Mr. Weidner was 60 years of age.

William Gore.  Mr. Gore is the founder of Manfield Partners Ltd, a specialist UK based Venture Capital fund dedicated to investing in underperforming businesses.  His current activities include Waverly TBS, a £400 million in sales drinks distributor and Adams Childrensware Ltd as a re launch of a 90 year old firm and Lombok an upscale furniture retailer.  Mr. Gore’s career, since 1991, has been focused in leading MBO’s and MBI’s in the UK, Europe and the USA including Bousefield Chemicals, Letts Dairies, Inveresk Paper and Donside Paper.  Mr. Gore’s other activities include the University of Essex Chair of Governors, since 2005; and deputy Chair of the CLC, a global children legal charity, since 2001.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed MaloneBailey, LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending March 31, 2012, and the Board of Directors is asking stockholders to ratify that appointment.

If the selection of MaloneBailey, LLP is not ratified, or if prior to the next annual meeting of stockholders such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent auditors whose selection for any period subsequent to the next annual meeting will be subject to stockholder ratification at such meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MALONEBAILEY, LLP AS BLACKWATER’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2012.

GENERAL

Management does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the meeting.  If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies.  Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to stockholders in connection with this solicitation.  It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at our request.  In addition to the solicitation of proxies by use of the mails, officers and regular employees of Blackwater Midstream Corp. may solicit proxies without additional compensation, by telephone or email.  We may reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies.

A copy of our Annual Report on Form 10-K for the year ended March 31, 2011 (as filed with the SEC) including the financial statements thereto, is posted on the Company’s website at internet address: www.BlackWaterMidStream.com/proxy-materials.html .

Requests for additional copies should be directed to Donald St.Pierre, c/o Blackwater Midstream Corp., 660 LaBauve Drive, Westwego, Louisiana 70094.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors.  Stockholders wishing to communicate with the Board of Directors or any individual director must mail a communication addressed to the Board or the individual director to the Board of Directors, c/o Blackwater Midstream Corp., 660 LaBauve Drive, Westwego, Louisiana 70094. Any such communication must state the number of shares of common stock beneficially owned by the stockholder making the communication.  All such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Company has the authority to discard the communication or take appropriate legal action regarding the communication.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act.  Blackwater’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room.  Additionally, reports filed with the SEC including the financial statements thereto, are posted on our website at internet address: www.BlackWaterMidStream.com/proxy-materials.html .

STOCKHOLDER PROPOSALS

The Annual Meeting of Stockholders for the fiscal year ending March 31, 2012 is expected to be held in September 2012.  Any stockholder proposal intended to be included in the Company’s proxy statement and form of proxy for presentation at the 2012 Annual Meeting of Stockholders pursuant to Rule 14a-8 (“Rule 14a-8”), as promulgated under the Securities Exchange Act of 1934, must be received by the Company not later than March 25, 2012.

Appendix A

BLACKWATER MIDSTREAM CORP

CHARTER - AUDIT COMMITTEE

Committee Role

The Committee's role is to act on behalf of the Board of Directors and oversee all material aspects of the Company's reporting, control, and audit functions, except those specifically related to the responsibilities of another standing committee of the Board.  The Audit Committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on company processes for the management of business/financial risk and for compliance with applicable legal, ethical, and regulatory requirements.  The Company’s Audit Committee Charter herein incorporates by reference into this Charter all Securities Exchange Act Rules, specifically Regulation 240.10A-3.

In addition, the Committee is responsible for:

(1) selection, appointment, compensation, retention and oversight of the work of the Company’s registered public independent accountants and audit firms;

(2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters;

(3) establishing procedures for the confidential, anonymous submission by employees of concerns regarding accounting and auditing matters;

(4) establishing internal financial controls;

(5) engaging outside advisors; and,

(6) funding for the outside auditor and any outside advisors engagement by the Audit Committee.

The role also includes coordination with other board committees and maintenance of strong, positive working relationships with management, external and internal auditors, counsel, and other committee advisors.

While the Committee has the responsibilities and authority set forth in this Charter, the Committee serves in an oversight role and is not responsible for planning or conducting audits or determining that the Company’s financial statements and disclosures are complete and accurate and are in accordance with the generally accepted accounting principles and applicable rules and regulations.  Those are the responsibilities of the independent auditors and management, respectively.

Committee Membership

The Committee shall consist of three or more directors.  The Committee shall have access to its own counsel and other advisors at the Committee's sole discretion.  Each member of the Committee shall be financially literate in the judgment of the Board.  A Chairman of the Committee shall be appointed by the Board or, if the Board does not appoint a chairperson, the members of the Committee may designate a chairperson by majority vote of the full membership of the Committee.

Committee Operating Principles

The Committee shall fulfill its responsibilities within the context of the following overriding principles:

(1)
Communications - The chairperson and others on the Committee shall, to the extent appropriate, have contact throughout the year with senior management, other committee chairpersons, and other key committee advisors, external and internal auditors, etc., as applicable, to strengthen the Committee's knowledge of relevant current and prospective business issues.

(2)
Committee Education/Orientation - The Committee, with management, shall develop and participate in a process for review of important financial and operating topics that present potential significant risk to the company.  Additionally, individual committee members are encouraged to participate in relevant and appropriate self-study education to assure understanding of the business and environment in which the company operates.

(3)
Annual Plan - The Committee, with input from management and other key committee advisors shall develop an annual plan responsive to the "primary committee responsibilities" detailed herein.  The annual plan shall be reviewed and approved by the full Board.

(4)
Meeting Agenda - Committee meeting agendas shall be the responsibility of the Committee chairperson, with input from Committee members.  It is expected that the chairperson would also ask for management and key committee advisors, and perhaps others, to participate in this process.

(5)
Committee Expectations and Information Needs - The Committee shall communicate Committee expectations and the nature, timing, and extent of Committee information needs to management, internal audit, and external parties, including external auditors.  Written materials, including key performance indicators and measures related to key business and financial risks, shall be received from management, auditors, and others at least one week in advance of meeting dates.  Meeting conduct will assume Board members have reviewed written materials in sufficient depth to participate in committee/board dialogue.

(6)	External Resources -The Committee shall be authorized to access internal and external resources, as the Committee requires, carrying out its responsibilities.
(7)
Committee Meeting Attendees - The Committee shall request members of management, counsel, internal audit, and external auditors, as applicable, to participate in committee meetings, as necessary, to carry out the committee responsibilities. Periodically and at least annually, the Committee shall meet in private session with only the Committee members.  It shall be understood that either internal or external auditors, or counsel, may, at any time, request a meeting with the Audit Committee or Committee chairperson with or without management attendance.  In any case, the Committee shall meet in executive session separately with internal and external auditors, at least annually.

(8)
Reporting to the Board of Directors - The Committee, through the Committee chairperson, shall report periodically, as deemed necessary, but at least semi-annually, to the full Board.  In addition, summarized minutes from Committee meetings, separately identifying monitoring activities from approvals, shall be available to each Board member at least one week prior to the subsequent Board of Directors meeting.

(9)
Committee Self Assessment - The Committee shall review, discuss, and assess its own performance as well as the Committee role and responsibilities, seeking input from senior management, the full Board, and others. Changes in role and/or responsibilities, if any, shall be recommended to the full Board for approval.

Meeting Frequency

The Committee will meet at such times as shall be scheduled by the Chairperson.  The Committee may meet in executive session or may request the attendance at any meeting the independent auditors, the internal auditor, representatives of management, or counsel to the Company.

Reporting to Shareholders

The Committee shall make available to shareholders a summary report on the scope of its activities. This may be identical to the report that appears in the Company's annual report.

Committee's Relationship with External and Internal Auditors

(1)	The external auditors, in their capacity as independent public accountants, shall be responsible to the Board of Directors and the Audit Committee as representatives of the shareholders.
(2)
As the external auditors review financial reports, they will be reporting to the Audit Committee.  They shall report all relevant issues to the Committee responsive to agreed-on committee expectations.  In executing its oversight role, the Board or Committee should review the work of external auditors.

(3)
The Committee shall annually review the performance (effectiveness, objectivity, and independence) of the external and internal auditors.  The Committee shall ensure receipt of a formal written statement from the external auditors consistent with standards set by the Independent Standards Board, Public Company Accounting Oversight Board, and the Securities and Exchange Commission.  Additionally, the Committee shall discuss with the auditor relationships or services that may affect auditor objectivity or independence.  If the Committee is not satisfied with the auditors' assurances of independence, it shall take or recommend to the full Board appropriate action to ensure the independence of the external auditor.

(4)	The internal audit function shall be responsible to the Board of Directors through the Audit Committee.
(5)
If either the internal or the external auditors identify significant issues relative to the overall board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they should communicate these issues to the Committee chairperson.

(6)	Changes in the directors of internal audit or corporate compliance shall be subject to Committee approval.

Primary Committee Responsibilities
Monitor Financial Reporting and Risk Control Related Matters

The Committee should review and assess:

(1)
Risk Management - The Company's business risk management process, including the adequacy of the Company's overall control environment and controls in selected areas representing significant financial and business risk.

(2)	Annual Reports and Other Major Regulatory Filings - All major financial reports in advance of filings or distribution.
(3)
Internal Controls and Regulatory Compliance - The Company's system of internal controls for detecting accounting and reporting financial errors, fraud and defalcations, legal violations, and noncompliance with the corporate code of conduct.

(4)	Internal Audit Responsibilities - The annual audit plan and the process used to develop the plan. Status of activities, significant findings, recommendations, and management's response
(5)	Regulatory Examinations - SEC inquiries and the results of examinations by other regulatory authorities in terms of important findings, recommendations, and management's response.
(6)
External Audit Responsibilities - Auditor independence and the overall scope and focus of the annual/interim audit, including the scope and level of involvement with unaudited quarterly or other interim-period information.

(7)
Financial Reporting and Controls - Key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions.  Important conclusions on interim and/or year-end audit work in advance of the public release of financials.

(8)
Auditor Recommendations - Important internal and external auditor recommendations on financial reporting, controls, other matters, and management's response.  The views of management and auditors on the overall quality of annual and interim financial reporting.

The committee should review, assess, and approve:
(1)	The code of ethical conduct,
(2)	Changes in important accounting principles and the application thereof in both interim in and annual financial reports.
(3)	Significant conflicts of interest and related-party transactions.
(4)	External auditor performance and changes in external audit firm (subject to ratification by the full Board).
(5)	Internal auditor performance and changes in internal audit leadership and/or key financial management.
(6)
Procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

(7)	Pre-approve allowable services to be provided by the auditor.

BLACKWATER MIDSTREAM CORP
660 LABAUVE DRIVE
WESTWEGO, LA 70094
ATTN: DONALD ST. PIERRE

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors
Nominees

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

01 Michael D. Suder
02 Herbert N. Whitney
03 Philip Oliver Tracy
04 William Gore
05 William Daniel Weidner

02 0000000000

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2 Ratification of the appointment of MaloneBailey, LLP as independent auditors	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000111582_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

BLACKWATER MIDSTREAM CORP.
Annual Meeting of Stockholders
To be held September 12, 2011
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Michael D. Suder or Dale T. Chatagnier, individually, as proxy to represent the undersinged at the Annual Meeting of Stockholders to be held at the Omni Royal Orleans Hotel, 621 St. Louis Street, New Orleans, LA 70140 on September 12, 2011 at 9:00 a.m., local time, and at any adjournment thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated below.

The shares of Common Stock represented by this proxy will be voted as directed; however, if no discretion is given, the shares of Common Stock will be voted FOR the election of the nominees, and FOR the approval of the appointment of MaloneBailey, LLP as the independent auditors of the Company.

If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgement. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Continued and to be signed on reverse side

0000111963_2 R1.0.0.11699